Exhibit 10.5

HSH NORDBANK

Fax to +30 210 89 48 403		Hamburg, September 8th, 2005

Golden Energy Marine Corp.		Your Contact:
11, Poseidonos Avenue		Gunner Kordes
Helinikon, 16777 Athens		Shipping, Greek ( )
Greece		Phone: +48-40-3333-12719
Fax: +48-40-3333-34118
Attn.:	Mr Kostas Koutsoubelis	e-mail: gunner.kordes@hsh-nordbank.com
(Chairman)

Amendment Letter - USD 167,800,000 Firm Offer Letter for the financing of a fleet of nine Panamax bulker vessels to be aquired from Nouvelle Enterprises S.A.

Dear Sirs,

reference is made to our Firm Offer Letter dd. June 28th, 2005 for the a.m. facility which was signed by yourselves on June 30th, 2005. This Firm Offer had an Availability Period until August 31st, 2005.

We, acting as Agent on behalf of the Underwriters stated in this Firm Offer Letter, are pleased to herewith provide you with our consent to extend the Availability Period of this Firm Offer Letter as requested until December 31st, 2005.

The Final Maturity Date shall be amended to be defined as June 30th, 2015 (instead of March 31st, 2015) in accordance with the agreed extension of the Availability Period.

All other terms and conditions shall remain in place as set out in the Firm Offer Letter.

As before the availability of this loan facility as set out in the Firm Offer Letter remains strictly subject to documentation satisfactory to the Underwriters.

We look forward to assisting you in this financing as set out in the Firm Offer Letter as amended by this Amendment Letter.

Please kindly acknowledge receipt and acceptance of this letter by countersigning and returning same to us by fax. We look forward to hearing from you.

Yours sincerely

HSH Nordbank AG

/s/ Nils Visser	/s/ Gunner Kordes
Nils Visser	Gunner Kordes
Senior Vice President	Vice President

Endorsement of Acceptance:

We acknowledge receipt of the above letter, dated September 8th, 2005, and we hereby confirm acceptance of all the terms and conditions contained therein, and that you may proceed, with the preparation of a Loan Documentation and all related documents at our cost.

For and on behalf of
Golden Energy Marine Corp.

/s/ Kostas Koutsoubelis
Name: Kostas Koutsoubelis

Date:

TO THE BOARD OF DIRECTORS

GOLDEN ENERGY MARINE CORP

ATT: KOSTAS KOUTSOUBELIS

CHAIRMAN

Firm Offer for a long term loan facility of up to USD 167,800,000

(Dated: June 28, 2005)

Borrower:	Nine (9) single ship-holding companies being 100% subsidiaries of the PanamaxSubholdingCo (as defined below) in a jurisdiction acceptable to the Lenders owning directly the Vessels.

Corporate	1. Golden Energy Marine Corp. (“Golden Energy”)

Guarantee(s):	2. Grand Prix Holding, Marshall Islands (“PanamaxSubholdingCo”), a new holding company being a 100% subsidiary of Golden Energy owning directly the nine (9) single ship-holding companies.

(Each corporate guarantor to be a “Corporate Guarantor”, together the “Corporate Guarantors”)

Vessels:	Nine (9) dry bulk carriers acquired from Malaysian International Shipping Corp. (“MISC”) with the following specifications:

	Vessel Type	No. of Vessels	Size Range in dwt	Av. Year built
	Panamax	9	72,338-74,696	1996

(each vessel a “Vessel”, together the “Vessels”)

Facility Amount:	The lower of USD 167,800,000 and up to 67.11% of the acquisition price of each Vessel.

Facility Type:	Long term amortizing loan facility

Agent:	HSH Nordbank AG

Underwriters:	HSH Nordbank AG
- (Having underwritten an amount of up to USD 69,637,000 i.e. 41.5% of theFacility Amount)

- Credit Suisse

(Having underwritten an amount of up to USD 64,503,000 i.e. 38.5% of the Facility Amount)

- Deutsche Schiffabank AG

(Having underwritten an amount of up to USD 33,560,000 i.e. 20.0% of the Facility Amount)

Lenders:	Initially the Underwriters

(each Lender a “Lender”)

The Underwriters reserve the right to syndicate to other banks part of their respective underwriting commitments; such other banks to be selected and approved by the Agent and the Borrowers (such consent not to be unreasonably withheld).

Group:	The Corporate Guarantors and any of their subsidiaries

Drawdown:	In one drawing; the drawdown to take place with the refinancing of the existing loan.

Final Maturity Date:	March 31st, 2015

Availability Period:	The Facility to be available until August 31st, 2005 and to be extended upon mutual agreement for a period of up to three (3) months.

Currency:	USD

Repayment:	In 39 quarterly instalments, the first principal instalment to be paid in September 2005, as follows:

	Repayment	Overall Installment
	1-9	USD	4,500,000
	10-39	USD	3,660,000
	Balloon payment (being payable together with the last instalment)	USD	17,500,000

Prepayment:	Voluntary Prepayment:

The Borrowers may prepay any outstanding loan or any part thereof in whole multiples of USD 5,000,000 upon not less than 10 business days prior written notice to the Lenders without penalty or cost (save for any break funding costs) at the end of any Interest Period. Amounts prepaid may not be re-borrowed.

Mandatory Prepayment on Total Loss or Sale or Withdrawal of a Vessel from the security package:

The Facility Amount will be reduced and the balance shall be prepaid upon sale or loss of any Vessels in an amount to be calculated as the result of a) the Facility Amount multiplied by b) the ratio of the Market Value (to be determined as described below of the Vessel sold or lost over the aggregate Market Value of all the mortgaged Vessels.

Furthermore the Borrowers shall have the right to withdraw a Vessel as security (and sell such Vessel, as the case may be) by prepaying the relevant debt portion (to be calculated as described above).

Such a prepayment shall be subject to the loan to value ratio (“LTV”) after such prepayment not to exceed seventy per centum (70%).

The LTV to be calculated by dividing the outstanding Loan Amount after such prepayment by the aggregate Market Value of all the remaining mortgaged Vessels. The Market Value of the Vessels to be determined as set out below.

Any prepayments under this Facility shall be applied pro rata against the repayment instalments and the balloon payment.

Interest Periods:	One (1), three (3), six (6), nine (9) or twelve (12) months at the Borrowers’ option or such other period as the Borrowers and the Agent (acting on behalf of the Lenders) may agree upon.

Interest Payment Dates:	At the end of each Interest Period, or every three months if any interest period exceeds three months.

Interest Reference Rate:	USD-Libor

Mandatory Costs:	The cost of complying with any applicable regulatory requirements of any relevant regulatory authority.

Margin:	0.875% p.a.

Interest Rate:	The rate of interest will be Libor + Mandatory Costs (if any) + Margin.

Hedging:

The Borrowers will discuss any hedging strategy for the Facility (or any part thereof, as the case may be) with the Agent and the Borrowers will give the swap banks (being Credit Suisse and HSH Nordbank, together the “Swap Banks”) a right of first refusal to quote for all hedging related services (including derivatives).

Agency Fee:	USD 10,000 p.a. payable to the Agent

Commitment Fee:	./.

Handling Fee:		./.

Restructuring-Fee		./.

Ownership:		During the Facility Period the Vessels have to remain in the ownership of beneficial owners acceptable to the Lenders.

Accounts:		a) Earnings Accounts:

The Vessels’ Earnings Accounts are to be opened and maintained with a bank or banks acceptable to the Agent.

Such banks to be acceptable to the Agent if the Borrowers undertake to provide a statement of account of such banks on a monthly basis and such banks waive and/or forego any rights and/or liens whatsoever they may have in relation to such earnings accounts.

b) Liquidity Account:

PanamaxSubholdingCo hereby warrant that monies in an amount of at least the next Repayment Instalment will be accumulated on a monthly basis and afterwards maintained in the Liquidity Account until the date of the next Repayment Installment. PanamaxSubholdingCo may use any surplus cash in excess of the required accumulated Repayment Installment accumulated in the Liquidity Account at their free disposal. The Liquidity Account shall be held with the Agent.

Security:
	(i)	Irrevocable and unconditional Guarantee of the Corporate Guarantors
	(ii)	First priority mortgages under the laws of any flag acceptable to the Lenders on the Vessels and accompanying Deeds of Covenants in favour of the Lenders.
	(iii)	First Priority Assignment of the Vessels’ Insurances and Notices of Assignment thereof.
(iv)

First Priority Assignment of the Vessels’ earnings including but not limited to assignments of any charter earnings having a duration of more than 12 months (those assignments to be notified to and acknowledged by the respective counter parties provided that such notice shall only take place if an event of default has occurred and is continuing) and general assignments of earnings and requisition compensation.

	(v)	First Priority Pledge on the Vessels’ Earnings Accounts and the Liquidity Account.
	(vi)	Manager’s undertaking by Enterprises Shipping & Trading S.A. (“the Manager”), and/or any other manager of the Vessels acceptable to the Lenders.
	(vii)	All securities to secure the Facility Amount plus interest thereon and otherwise and also to secure on a subordinated basis any interest rate swap or any other hedging instruments with the Swap Banks.

Insurances:
(i)

Hull and Machinery Insurance (fire, marine and other risks (including Excess Risks and war risk) in an amount of not less than 125 % of the Facility Amount or the Market Value of the Vessels, whichever is the higher.

	(ii)	Protection and Indemnity Insurance at the highest possible cover (for the time being USD 1bn for all pollution).

(iii)

Mortgagee’s Interest Insurance (MII) in an amount of not less than 110 % and Mortgagee’s Additional Perils Pollution Insurance (MAP) in an amount of not less than 110 % of the Facility Amount to be taken out by the Agent (acting on behalf of the Lenders). The cost of the MII and the MAP will be for the account of the Borrowers.

Covenants:		A. General Covenants:

		-	All capital stock of PanamaxSubholdingCo to be owned directly or indirectly by Golden Energy.
		-	The majority in the capital stock of Golden Energy (being at least 51%) always to be owned by members of the Restis family.
-

The Borrowers and PanamaxSubholdingCo may not assume any liabilities, debts, commitments, issue guarantees and the Vessels may not be changed, pledged, encumbered etc. without the prior written consent of the Agent (acting on behalf of the Lenders).

-

The Borrowers and PanamaxSubholdingCo to maintain all their properties and insurances. The Borrowers and PanamaxSubholdingCo ensure that no sale of the Vessels will be effected without the prior written consent of the Agent (acting on behalf of the Lenders).

		-	The Vessels to fly a flag acceptable to the Lenders.
		-	The Vessels to be classed by a generally recognized first class classification society acceptable to the Lenders being member of the IACS.
-

During the term of the facility the Vessels’ technical management will be carried out by the Manager and the commercial management of the Vessels will be carried out by the Manager or a manager acceptable to the Lenders.

		-	No change in flag, class, management or ownership of the Vessels without the prior written consent of the Agent (acting on behalf of the Lenders).
		-	No change in the shareholding of the Borrowers and PanamaxSubholdingCo without the prior written consent of the Agent (acting on behalf of the Lenders).
		-	The Vessels to comply with the ISM Code and the ISPS Code and the Vessels to maintain valid Safety Management Certificates (BCM) and the Manager’s Documents of Compliance (DOC) at all times.
		-	The Agent (acting on behalf of the Lenders) reserves the right to have the Vessels inspected at any time, provided the Vessels should be found in satisfactory condition such a physical inspection shall not take place more than once a year. The cost of such inspections shall be borne by the Borrowers.

	B.	Information Covenants:

-

Golden Energy shall provide the Lenders with a copy of their annual audited consolidated financial statements within 180 days from the end of each fiscal year, starting with 2005 statements within 90 days from the end of each fiscal semester. The financial statements shall be accompanied by the unaudited annual and/or semi-annual management accounts of the Borrowers and Panamax-Subholding Co.

-

In addition the Borrowers and the Corporate Guarantors shall provide any information on their financial condition, commitments and operations as the Agent (acting on behalf of the Lenders) may reasonably request from time to time.

	C.	Financial Covenants:

On the basis of the consolidated accounts of Golden Energy the following financial ratios shall apply at all times:

-

Golden Energy’s aggregate consolidated financial indebtedness whether actual or contingent shall at no time during the Facility Period exceed seventy per centum (70%) of the market-value adjusted consolidated assets of Golden Energy.

	-	The Asset Cover Ratio (as defined below) to be at least 125% throughout the tender of this Facility.

	-	Golden Energy shall on a consolidated basis at all times maintain a fresly available cash reserve of 500,000 United States Dollars per vessel directly or indirectly owned (“Minimum Liquidity”).

	-	Golden Energy shall not distribute any dividends in case of an Event of Default.

Market Value:

The Vessels are to be valued with or without physical inspection (as the Agent acting on behalf of the Lenders may reasonably require) by two independent ship brokers approved by the Agent (Fearnleys, Clarksons, Maersk, SSY, Arrow, together the “Approved Brokers”). One such broker shall be chosen by the Agent, the other broker shall be chosen by the Borrowers. The Market Value then to be determined as the arithmetic means of such two sets of valuations. In case such valuations differ by more than 15 % a third valuation shall be obtained. The Market Value then to be determined as the arithmetic means of all three sets of valuations. All market valuations to be at the Borrowers’ expense.

Asset Cover Ratio:	The Independently appraised Market Value of the Vessels need to cover the outstanding Facility Amount on a free of any period charter basis by at least 125% throughout the Facility Period.

Expenses:	All legal and other expenses, including the cost of drafting the

Loan Documentation, the Security Documents and satisfactory Legal Opinions, incurred by the Lenders to be for the account of the Borrowers.

The cost occurring in the course of the syndication of this facility to be borne by the Borrowers shall be limited to an amount of up to USD 3,000 per participating bank. Any excess cost in the course of such a transfer shall be brorne by the Transferee.

Loan Documentation:	The Loan Documentation will be drafted by Norton Rose, Piraeus Greece.

Law:

The Loan Documentation is governed by English Law, except for the Mortgages which are subject to the law of the country of registry and the Accounts’ Pledges which are subject to the law of the country where the Accounts are maintained.

Disclaimer for unencoded e-mails:

All information related or connected to this making of the Facility by the Lenders and their respective credit decisions and all negotiations related or connected to the drafting and drawing up of any of the Loan Documentation, the security documents and any transaction document may be made or given by the Lenders, their respective lawyers and any other consultant, inter se and otherwise, by e-mail. The Borrowers confirm their awareness of the risks generally (which include the possibility that the confidentiality and the authenticity may not be safeguarded) related to communications by e-mail.

Expiry of Offer	This Firm Offer will be withdrawn on July 15th, 2005 unless extended at the Lender’s sole discretion.

We are pleased to offer you this term loan facility.  If the terms and conditions of the above firm offer are acceptable to you, please acknowledge by signing the Endorsement of Acceptance here below and return to the Agent a copy of this letter.

For and on behalf of HSH Nordbank AG (acting as Agent on behalf of the Underwriters):

/s/ Christian Bock	/s/ Gunner Kordes
Name: Christian Bock	Name:	Gunner Kordes
Title: Senior Vice President	Title:	Vice President

Endorsement of Acceptance:

We acknowledge receipt of the above letter, dated June    , 2005, and we hereby confirm acceptance of all the terms and conditions therein, and that you may proceed, with the preparation of a Loan Documentation and all related documents at our cost.

For and on behalf of

Golden Energy Marine Corp.

/s/ Kostas Koutsoubelis
Name:	Name:
Date:	Date: